SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ING Groep N.V.
(Exact name of Registrant as Specified in its Charter)

The Netherlands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
Amstelveenseweg 500
1081 KL Amsterdam
P.O. Box 810, 1000 AV Amsterdam
The Netherlands
Telephone: 31-20-541-54-11
(Address and Telephone Number of Registrant’s
Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.
Securities Act registration file number to which this form relates: 333-84226; 333-128361
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6.125% ING Perpetual Debt Securities	New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered hereby is incorporated by reference to the description that appears under the caption “Description of Debt Securities We May Offer” in the Prospectus and under the caption “Description of the ING Perpetual Debt Securities” in the Prospectus Supplement, relating to the Registrant’s Registration Statement on Form F-3 (the “Form F-3”), as amended (File No. 333-84226) and the Registrant’s Registration Statement on Form F-3 (File No. 333-128361) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. On September 20, 2005, the Registrant filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) the Prospectus Supplement, dated September 16, 2005, relating to the 6.125% ING Perpetual Debt Securities (the “ING Perpetual Debt Securities”), and on September 23, 2005, a report on Form 6-K.
Item 2. Exhibits.
1.	Form of Subordinated Indenture between the Registrant and The Bank of New York, as trustee (incorporated by reference from Exhibit 4.2 to the Form F-3).

2.	Form of Fourth Supplemental Indenture between the Registrant and The Bank of New York, as trustee, setting forth the terms of the ING Perpetual Debt Securities (incorporated by reference from Exhibit 4.2 to the Registrant’s report on Form 6-K filed with the Commission on September 23, 2005).

3.	Form of ING Perpetual Debt Securities (incorporated by reference from Exhibit 4.2 to the Registrant’s report on Form 6-K filed with the Commission on September 23, 2005).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ING Groep N.V. (registrant)
Date: September 28, 2005	By:	/s/ Johannes Wolvius
	Name:	Johannes Wolvius
	Title:	Authorized Officer